UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.  )

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◻	Definitive Proxy Statement

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◻	Soliciting Material under §240.14a-12

TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! TE CONNECTIVITY LTD. MÜHLENSTRASSE 26 CH-8200 SCHAFFHAUSEN, SWITZERLAND TE CONNECTIVITY LTD. 2023 Annual General Meeting Vote by March 14, 2023 5:00 p.m., Central European Time You invested in TE CONNECTIVITY LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 15, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to March 1, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D94573-P83532-P83531

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D94574-P83532-P83531 1. Election of Directors 1a. Jean-Pierre Clamadieu 1b. Terrence R. Curtin 1c. Carol A. (“John”) Davidson 1d. Lynn A. Dugle 1e. William A. Jeffrey 1f. Syaru Shirley Lin 1g. Thomas J. Lynch 1h. Heath A. Mitts 1i. Abhijit Y. Talwalkar 1k. Dawn C. Willoughby 1l. Laura H. Wright 2. To elect Thomas J. Lynch as the Chairman of the Board of Directors 3. To elect the individual members of the Management Development and Compensation Committee 3a. Abhijit Y. Talwalkar 3b. Mark C. Trudeau 3c. Dawn C. Willoughby 4. To elect Dr. René Schwarzenbach, of Proxy Voting Services GmbH, or another individual representative of Proxy Voting Services GmbH if Dr. Schwarzenbach is unable to serve at the relevant meeting, as the independent proxy at the 2024 annual meeting of TE Connectivity and any shareholder meeting that may be held prior to that meeting 5.1 To approve the 2022 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 30, 2022, the consolidated financial statements for the fiscal year ended September 30, 2022 and the Swiss Statutory Compensation Report for the fiscal year ended September 30, 2022) 5.2 To approve the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 30, 2022 5.3 To approve the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 30, 2022 6. To release the members of the Board of Directors and executive officers of TE Connectivity for activities during the fiscal year ended September 30, 2022 7.1 To elect Deloitte & Touche LLP as TE Connectivity’s independent registered public accounting firm for fiscal year 2023 7.2 To elect Deloitte AG, Zurich, Switzerland, as TE Connectivity’s Swiss registered auditor until the next annual general meeting of TE Connectivity 7.3 To elect PricewaterhouseCoopers AG, Zurich, Switzerland, as TE Connectivity’s special auditor until the next annual general meeting of TE Connectivity 8. An advisory vote to approve named executive officer compensation 9. An advisory vote on the frequency of an advisory vote to approve named executive officer compensation 11. A binding vote to approve fiscal year 2024 maximum aggregate compensation amount for executive management 10. An advisory vote to approve the Swiss Statutory Compensation Report for the fiscal year ended September 30, 2022 12. A binding vote to approve fiscal year 2024 maximum aggregate compensation amount for the Board of Directors 13. To approve the carryforward of unappropriated accumulated earnings at September 30, 2022 14. To approve a dividend payment to shareholders equal to $2.36 per issued share to be paid in four equal quarterly installments of $0.59 starting with the third fiscal quarter of 2023 and ending in the second fiscal quarter of 2024 pursuant to the terms of the dividend resolution 15. To approve an authorization relating to TE Connectivity’s Share Repurchase Program 16. To approve a reduction of share capital for shares acquired under TE Connectivity’s share repurchase program and related amendments to the articles of association of TE Connectivity Ltd. 17. To approve changes to share capital and related amendments to the articles of association of TE Connectivity Ltd. For For For For For For For For For For For For For For For For For For For For For For For For For For For For For For For For For 1j. Mark C. Trudeau 1 Year